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                                                                   Exhibit 10.24

                             AGREEMENT FOR TRANSFER
                           OF ENTITLEMENT TO DIVIDENDS

     This Agreement for Transfer of Entitlement to Dividends (this "Agreement") is made on August 15, 2003 by and between:

Transferor:

     Mr. Wang Qindai ("Party A", ID Card No.: 110102641107155, Passport Number:
148932465), whose address is No.50 Dajue Hutong, Xicheng District, Beijing

Transferee:

     Hurray! Holding Co., Ltd. (Chinese name: [CHINESE COMPANY NAME], "Party B"), whose address is Coden Trust Company (Cayman) Limited, Century Yard, Cricket Square, Hutchins Drive, PO Box 2681GT, George Town, Grand Cayman, Cayman Islands.

WHEREAS:
--------

1. Hurray! Technologies (HK) Limited (English Name: [CHINESE COMPANY NAME],
Abbreviation: "Hurray! Technologies") is a limited liability company incorporated and validly existing under the laws of Hong Kong, with an address of Unit D 10/F, China Overseas Building, 139 Hennessy Road, Wanchai, Hong Kong. At present, all equity interests that are calculated in proportion to the capital contribution to its registered capital are legally held by Party A and Party B as follows: Party A owns 10,000 shares, representing 1% of the equity interest of Hurray! Technologies, while Party B owns 990,000 shares, representing 99% of its equity interest.

2. For the sake of the development of Hurray! Technologies, Party A intends to transfer, and Party B intends to accept the transfer of, its entitlement to dividends conferred by his 1% equity interest in Hurray Technologies (the "Transfer Entitlement").

3. After friendly consultation, Party A and Party B agree to jointly cooperate and coordinate so as to effect the transfer of the entitlement to dividends between them successfully.

     In order to define their mutual rights and obligations, Party A and Party B hereby agree in respect of any matter concerning the above Transfer Entitlement as follows:

ARTICLE 1 TRANSFER OF ENTITLEMENT TO DIVDENDS
          -----------------------------------

1. In accordance with this Agreement, Party A agrees to transfer to Party B the entitlement to dividends conferred by his shares on the Closing Date (as defined hereinafter) set forth herein.

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2. The Transfer Entitlement described above shall only mean the entitlement to dividends conferred by the equity interest of Party A which represents 1% of the registered capital of Hurray! Technologies. However, the ownership of equity interest corresponding to the above capital contribution, the rights to use and dispose in connection with such equity interest (including without limitation, the rights to attend and vote at general meetings, to supervise the operation and management of Hurray! Technologies and make recommendations and decisions in respect thereof in the capacity of its shareholder, and to decide and carry out right issue pursuant to the laws of Hong Kong and the articles of association of Hurray! Technologies), as well as other rights exercised by or in the name of its shareholders shall be continuously enjoyed and exercised by Party A. Party B shall have no right to intervene in the exercise by Party A of the ownership of the equity interest corresponding to the above capital contribution, the rights to use and dispose in connection therewith in any manner.

3. Party B agrees to accept the transfer of the Transfer Entitlement from Party A in accordance with the requirement hereof.

4. Since the Closing Date stipulated by this Agreement, Party B shall immediately become the legal owner of the Transfer Entitlement hereunder, and shall enjoy and assume all the rights and obligations in relation to the Transfer Entitlement on pro rata basis. Party A shall no longer be entitled to any right in respect of the Transfer Entitlement, nor shall he bear any obligation or liability in respect thereof, unless otherwise provided herein.

ARTICLE 2 CONSIDERATION
          -------------

     Party A and Party B hereby confirm that the transfer by Party A to Party B of the Transfer Entitlement mentioned in this Agreement shall be made without consideration.

ARTICLE 3 REPRESENTATION, WARRANTY AND UNDERTAKING OF PARTY A
          ---------------------------------------------------

     Party A hereby represents, warrants and undertakes to Party B as follows:

1. Party A has all the necessary rights, power and authority to execute and perform all the obligations and liabilities herein. This Agreement shall have the legal, valid and binding obligation on Party A once it is signed.

2. Party A has the legal and full ownership of the Transfer Entitlement, and has the right to sign this Agreement and deal with all or any part of the Transfer Entitlement. The Transfer Entitlement or any interests in connection therewith is not subject to any restriction of pre-emptive rights or other similar rights.

3. Party A shall deliver to Party B any monetary distribution of bonus and dividends in respect of its capital contribution within 5 working days of the receipt of relevant distributions. If such distribution is non-monetary, Party A and Party B shall sign a

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separate agreement in respect of the distribution given by Party A to Party B and the handling of legal formalities through mutual consultation. Failure to reach the above agreement for any reasons other than the fault of Party A that may hinder Party B to collect the non-monetary distribution shall not constitute a cause for the breach of this Agreement by Party A. Any taxes that are required to be paid in the course of the distribution and delivery of any bonus and dividends relating to capital contribution, and the consideration shall be borne by Party B.

4. On the basis of the laws of Hong Kong and relevant policies, Party A will work jointly with Party B to handle properly any unresolved matters arising out of the transfer of the entitlement to dividends set forth herein.

ARTICLE 4 REPRESENTATION, WARRANTY AND UNDERTAKING OF PARTY B
          ---------------------------------------------------

     Party B hereby represents, undertakes and warrants as follows:

1. Party B has the full right to accept the transfer of the entitlement to dividends set forth herein, and has obtained all the necessary right or authority to execute and perform this Agreement. This Agreement shall have the legal, valid and binding obligation on Party A once it is signed.

2. On the basis of the laws of Hong Kong and relevant policies, Party B will work jointly with Party A to handle properly any unresolved matters arising out of the transfer of the entitlement to dividends set forth herein.

ARTICLE 5 CLOSING DATE
          ------------

     The transfer of the Transfer Entitlement mentioned herein shall be completed on the date when this Agreement is legally and duly signed by Party A and Party B or their authorized representatives, which is the Closing Date.

ARTICLE 6 CONFIDENTIALITY
          ---------------

     Unless otherwise required by the relevant laws and regulations of Hong Kong and the articles of association of Hurray! Holding, or unless otherwise agreed in writing by the Parties hereto, no Party shall disclose the content of this Agreement to any third party other than Party A and Party B prior to the completion of the transaction described herein without the consent of the other Party.

ARTICLE 7 UNRESOLVED MATTERS
          ------------------

     After the execution of this Agreement, Party A and Party B agree to further discuss by consultation any matters that remain unresolved in this Agreement and to sign a supplemental agreement on the basis that an unanimous view is reached by consultation. This supplemental agreement shall form an integral part of this Agreement.

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ARTICLE 8 LIABILITIES FOR BREACH OF CONTRACT
          ----------------------------------

     A breach of contract shall be constituted if a Party is in violation of any of his/or her representations, warrants and undertakings hereunder, or any provisions hereof. The defaulting party shall make comprehensive and full compensation to the non-defaulting party in accordance with applicable laws.

ARTICLE 9 DISPUTES RESOLUTION
          -------------------

1. All disputes arising from the performance of, and in connection with, this Agreement shall be resolved by the Parties hereto through friendly consultation. If they cannot be resolved through consultation, either party shall have the right to refer the disputes to Hong Kong International Arbitration Center and resolve them by arbitration.

2. Any provisions of this Agreement ruled to be invalid by arbitration pursuant to applicable laws shall not affect the effectiveness and performance of the other provisions hereof.

ARTICLE 10 APPLICABLE LAWS
           ---------------

     The execution of this Agreement, its effectiveness, interpretation and performance, and disputes resolution shall be governed by the relevant laws of Hong Kong.

ARTICLE 11 RIGHTS UNDER THIS AGREEMENT
           ---------------------------

     Without the written consent of the other Party, none of the Parties shall transfer its rights under this Agreement. The successors of Party A and Party B or and their authorized transferees shall be subject to this Agreement.

ARTICLE 12 FORCE MAJEURE
           -------------

1. "Force majeure" shall mean any event that are beyond the reasonable control of, unforeseeable, or foreseeable but unavoidable by Party A and Party B, which, as a result, will hinder, affect or delay the performance by a Party of all or part of his/her obligations hereunder. Such event shall include but not limit to earthquake, typhoon, flooding, fire or other disasters, wars, disturbance, strikes or any other similar events.

2. In the case of force majeure event, the Party affected by it shall immediately notify the other Party of such occurrence by the most convenient and fastest way available to him/her, and shall, within 15 days, provide documentation stating the details of such event and the reason for his/her failure to perform all or part of, or any delay of the performance of, this Agreement. Party A and Party B shall then decide to delay the performance or termination of this Agreement through consultation.

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ARTICLE 13 COUNTERPART
           -----------

     This Agreement is written in Chinese with two original counterparts. Party A and Party B shall each keep one copy. Each original copy shall have the equal legal effect.

     IN WITHNESS WHEREOF, Party A and Party B have duly executed this Agreement as of the date first written above.


Party A: Mr. Wang Qindai                   Party B: Hurray! Holding Co., Ltd.

                (Signed)                   Authorized Representative: Liu Xiaoxi
                                           (Signed and Sealed)